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                                                                   Exhibit 10.37

              LICENSE, PRODUCT DEVELOPMENT, AND MARKETING AGREEMENT


        This LICENSE, PRODUCT DEVELOPMENT, AND MARKETING AGREEMENT (the "Agreement") is made effective as, of the 19th day of December 1997 (the "Effective Date") by and between Geron Corporation, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, in the State of California of the United States, 94025 ("Geron"), and Boehringer Mannheim, GmbH, a German corporation having its principal place of business at Sandhofer StraBe 116, D-68305 Mannheim, Germany ("BMG").

                                    RECITALS

        Geron is widely recognized as the leading company in the world in research and development efforts relating to telomere and telomerase biology and has identified and developed a number of biological reagents and assays that offer significant opportunities for the development and successful marketing of research and in vitro diagnostic products throughout the world.

        BMG is widely recognized as a leading company in the world in the development and marketing of assays, reagents, kits, and instrumentation systems for laboratory analysis of biological samples for research and in vitro diagnostic product and services and, under licenses from Geron, has developed a commercially successful assay for telomerase activity for research use only.

        BMG desires to develop and market additional products relating to telomere and telomerase biology, and Geron desires to license its technology relating to telomere and telomerase biology to BMG so that the significant commercial potential of that technology can be realized.

                                    ARTICLE 1
                                   DEFINITIONS

        The following terms shall be defined as follows for the purposes of this
Agreement:

        1.1 "Affiliate" shall mean an entity that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, Geron or BMG. For purposes of this definition, Control shall mean the direct or indirect ownership of (a) at least fifty per cent (50%) or the maximum percentage, if less than fifty per cent (50%), as allowed by applicable law, of the outstanding voting securities of such entity, or (b) at least fifty per cent (50%) of the decision making authority of such entity.

        1.2 "BMG Knowhow" shall mean any Information that BMG discloses to Geron under this Agreement for use in the Field.


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        1.3 "BMG Patent" shall mean a Patent, including BMG's undivided interest in any Joint Patent, which covers a method, apparatus, compound, chemical, material, or article of manufacture specific to telomerase and/or telomere length, which Patent is Controlled by BMG or its Affiliates and filed prior to or within ten (10) years of the Effective Date. A comprehensive list of BMG Patent is attached hereto as Exhibit 1.3 and shall be updated annually by BMG and provided to Geron. BMG Patent shall not include any Patent that does not refer to telomere or telomerase length in its disclosure or claims.

        1.4 "BMG Sales" shall mean BMG's actual invoiced (gross sales) price of the Product ex BMG's works less VAT/sales tax, less any price increase as a result of a Reagent Rental Agreement Plan, such increase being, as of the Effective Date, a rate of [*] and the actual rate to be determined at the time the analyzer is available, of the actual invoiced price of the Product less VAT/Sales Tax taking into account the full cost of financing and servicing of the analyzer in accordance with BMG's general procedure for allocating such costs of the rental surcharge, which shall be open to inspection by GERON upon request, less other deductible expenses including transport, freight, insurance, duties, taxes, credits, and other charges which BMG may deduct on a lump sum basis not to exceed [*] of the actual invoiced price before deductible expenses. In case of sales to an Affiliate or Distributor, BMG Sales shall be calculated as aforesaid without a deduction as a result of a Reagent Rental Plan Agreement by multiplying BMG's actual invoice price by the factor [*].

        For Bundled Products, BMG Sales shall be multiplied by the factor A/[A+B], where A is the actual invoiced price of the Product when sold alone, and B is the combined actual invoiced prices of the other stand-alone product(s) within the Bundled Product. For Cell Enrichment/Identification Products, BMG Sales shall mean the greater of BMG Sales of the telomerase or telomere length antibody or probe when sold separately or the actual invoiced price of the Cell Enrichment/Identification Product divided by the number of antibody and/or probes that are sold separately within the reagent mixture but in no case being divided by a factor more than three (3).

        Examples of the formulas and calculations of BMG Sales are shown in
Exhibit 1.4.

        1.5 "BMG Technology" shall mean the BMG Knowhow and BMG patents, collectively.

        1.6 "Bundled Product" shall mean a Product that includes one or more other stand-alone (sold separately) BMG products and is sold for a single price, regardless of whether the Product and other stand-alone product(s) are packaged together or separately.

        1.7 "Cell Enrichment/Identification Product" shall mean a Product designed for the enrichment and/or identification of cells from biological specimens, that includes an antibody and/or a probe for telomerase or telomere length within a mixture of two or more antibodies and/or probes, all of which enable the enrichment and/or identification of cells.


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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        1.8 "Confidential Information" shall mean Information that one Party discloses to the other in any tangible form marked confidential, with the exception of Information which:

               (i) at the time of disclosure is in the public domain or which after disclosure becomes part of the public domain through no fault of the recipient; or

               (ii) the recipient can show was already in its possession at the time of disclosure hereunder; or

               (iii) the recipient can prove was rightfully received from a third party, which to the recipient's knowledge, the third party without breach of any obligation of secrecy is free to disclose to others; or

               (iv) the recipient can prove was independently developed by the recipient without reference to the confidential information disclosed to it pursuant to this Agreement.

        1.9 "Control" shall mean, for purposes of this Agreement other than the definition of Affiliate, possession of the ability to grant a license or sublicense as provided for herein without the exercise of any option and without violating the terms of any agreement with any Third Party License.

        1.10 "Development Plan" shall mean the written plan for development of Products affected hereto as Exhibit 1.10 and as revised from time to time in accordance with Article 3 with Section 4.3.

        1.11 "Distributor" shall mean a reseller of a Product purchased from BMG or an Affiliate of BMG to an end user or Third Party.

        1.12 "Field" shall mean the research, development, marketing, and sale of Product for cancer research in the research-use-only market and cancer in vitro diagnostics with Products that detect or measure telomere length or telomerase activity by detecting or measuring: (i) human telomerase activity;
(ii) human telomerase RNA ("hTR"); (iii) human telomerase reverse transcriptase ("hTRT") mRNA or protein; and (iv) human telomere length; provided, however, that the Field specifically excludes the research, development, marketing, sale, or use of such Products or Technology licensed hereunder for any other purpose, including, without limitation, to identify or develop a telomerase inhibitor or any other product or service designed to treat human or other disease, including, but not limited to, cancer, by modulation of telomerase activity or telomere length.

        1.13 "Geron Knowhow" shall mean any Information that Geron discloses to BMG under this Agreement for use in the Field.

        1.14 "Geron Patent" shall mean a Patent, including Geron's undivided interest in any Joint Patent, which covers a method, apparatus, compound, chemical, material, or article of manufacture specific to telomerase and/or telomere length, which Patent is Controlled by Geron or its Affiliates at any time during the Term. A comprehensive list or Geron Patents is attached


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hereto as Exhibit 1.14 and shall be updated annually by Geron and provided to
BMG. Geron Patent shall not include any Patent that does not refer to telomerase or telomere length in its disclosure or claims.

        1.15 "Geron Technology" shall mean the Geron Knowhow and Geron Patents, collectively.

        1.16 "Geron's Third Party Licenses" shall mean those agreements between Geron and a Third Party that are listed on Exhibit 1.16.

        1.17 "Information" shall mean techniques; inventions; practices; methods; knowledge; knowhow; skill; experience; test data, including clinical test data, analytical and quality control data, and marketing, pricing, cost, sales and manufacturing data, having application in the Field.

        1.18 "Joint Patent" shall mean a Patent that covers a method, apparatus, compound, chemical, material, or article of manufacture useful in the Field and the subject of which is an invention jointly invented, as determined under the laws of the jurisdiction in which the Patent is filed, by the employees or consultants of both of the Parties.

        1.19 "Party" or "Parties" shall mean BMG or Geron or BMG and Geron.

        1.20 "Patent" shall mean any patent application or issued patent, including any provisional, extension, registration, confirmation, continuation, continuation-in-part, reissue, re-examination, or renewal thereof in any country or jurisdiction.

        1.21 "Patent Costs" shall mean the fees and expenses paid to outside legal counsel and other Third Parties and filing and maintenance expenses incurred in connection with the establishment and maintenance of rights under Patents applicable to Products, including, without limitation, costs of patent interference proceedings, but specifically excluding expenses related to litigation and any expenses related to the enforcement or defense of any Patent.

        1.22 "Product" shall mean any product that utilizes or was made as a result of utilizing Geron Technology or BMG Technology, whether or not in combination with other components, that is made, marketed, or sold by BMG or BMG's Affiliates, sublicensees, or Distributors for use in the Field.

        1.23 "Reagent Rental Agreement Plan" shall mean a written lease or rental agreement between BMG and a Third Party pursuant to which an analyzer is placed at the Third Party's use for in vitro diagnostic applications, and the financing and servicing of such analyzer is included in the actual invoiced price of a Product.

        1.24 "Term" shall mean the period from the Effective Date to the termination of this Agreement under the applicable Section of Article 15.

        1.25 "Territory" shall mean the entire world.


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        1.26 "Third Party" or "Third Parties" shall mean any person or persons or entity or entities other than Geron, BMG, or an Affiliate of Geron or BMG.

        1.27 "Third Party License" shall mean a license between a Party to this Agreement and any Third Party.

                                    ARTICLE 2
                                    RESEARCH

        Any additional research which BMG in its sole discretion considers necessary and appropriate to identify and develop Products in the Field shall be funded by BMG. BMG may choose to perform such research itself or arrange for it to be performed by Geron, with Geron's agreement, or a Third Party, at BMG's sole discretion.

                                    ARTICLE 3
                                   DEVELOPMENT

        3.1 Development Plan; R&D Steering Committee. The Parties have established a Development Plan attached hereto and incorporated herein by reference as Exhibit 1.10. Both Parties expect that technical, clinical, commercial, and/or regulatory conditions will require the Parties to modify the Development Plan from time to time. Accordingly, an R&D steering committee, consisting of two (2) representatives from each of the Parties, will be appointed within forty-five (45) days of the Effective Date to decide on the general direction Product development efforts, to evaluate the progress of those efforts, and to negotiate appropriate changes to the Development Plan. The steering committee will meet twice per year, and at each meeting BMG will present to the committee written reports of its progress in the development of Products. The committee will keep written minutes of its proceedings and will establish its general rules of operation at its first meeting. Any dispute concerning the need for modifications to the Development Plan that the committee fails to resolve will be submitted to the respective chief executive officers of the Parties, who shall then meet within thirty (30) days of a notification of one of the Parties to negotiate a commercially reasonable solution. If such negotiations are unsuccessful, the dispute will be resolved by arbitration pursuant to Section 17.8 below.

        3.2 Responsibilities of BMG. Subject to the terms of this Agreement and the Development Plan, BMG shall have the sole right, at its sole expense, to manage and control the development and commercialization of all Products, including preclinical development and clinical trials for all Products, including, without limitation, studies, manufacturing, and regulatory filings, approvals, and registrations, and the marketing, pricing, and selling of all Products. BMG shall oversee, coordinate, and expedite the development of Products for sale in the Territory in accordance with the Development Plan and consistent with good diagnostic industry practices. BMG shall develop such Products in accordance with BMG's procedures for products of significant commercial potential and the Development Plan. BMG shall determine whether to pursue or terminate development of any Product and whether to sublicense to develop the market.


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                                    ARTICLE 4
                                    LICENSES

        4.1 License to BMG. Subject to the terms and conditions of this Agreement, including, without limitation, Section 4.2, Section 4.6, Article 7, and Article 10, Geron hereby grants to BMG an exclusive, royalty-bearing license under Geron Technology to develop, make, have made, use, sell, and have sold Products throughout the Territory with the right to grant sublicenses as provided in Section 4.3, provided, however, that Geron expressly retains the right to use such Geron Technology outside the Field.

        4.2 Reservation of Rights; Licenses to Geron. Geron herewith retains the right to perform internal research and development under Geron's Technology in the Field. Subject to the terms and conditions of this Agreement, BMG hereby grants to Geron a non-exclusive, royalty-free, fully paid-up license, without the right to grant sublicenses, under BMG Patents only for Geron's internal research purposes in the Field.

        4.3 Sublicensing.

               (a) BMG. BMG shall have the right to sublicense any or all of its rights under Section 4.1 to any Third Party and shall provide written notification to Geron within thirty (30) days of execution of any such sublicense agreement, which notification shall be accompanied by a complete copy of such sublicense. BMG and Geron, unless otherwise agreed in advance in writing, shall share sublicensing proceeds as follows: [*] to Third Parties pursuant to Geron's Third Party Licenses as a result of such [*]. If Geron introduces a willing and qualified sublicensee to BMG for a Product, market, or territory not being developed or served by BMG, then BMG shall, within three (3) months of written notification by Geron, enter into good faith negotiations with said sublicensee or else BMG shall notify Geron of its intent to develop such Product or serve such market or territory and shall provide evidence of BMG's intent by providing a written Development Plan for said Product, market, or territory, including timelines. If BMG fails either to provide a written Development Plan satisfactory to Geron or to undertake good-faith negotiations for a sublicense, then Geron shall notify BMG in writing of its failure to comply and provide BMG sixty (60) days to remedy such failure. If BMG does not remedy the failure within such sixty (60) day period, then BMG's rights to such Product, market, or territory shall terminate pursuant to Section 15.4(b). Notwithstanding the foregoing, under no circumstances shall BMG be required to license a Third Party to develop a Product or serve a market or territory where BMG has developed a substantially similar or equivalent Product or is itself making a good faith effort to serve a market or territory with a Product in accordance with the Development Plan.

               (b) Geron. Geron shall have the right to sublicense its retained rights under Section 4.2 to any Third Party for its internal research purposes only in the Field.

        4.4 Assignment or Sublicense to Affiliates. Either Party may assign or sublicense any or all of its rights or obligations under this Agreement to any Affiliate; provided, however, that


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement, and such Affiliate shall be deemed, for purposes of this Agreement, to be the Party that made the assignment.

        4.5 Exclusivity. Except as otherwise provided for in this Agreement, any research or development conducted or funded by BMG or Geron in the Field during the Term shall be deemed to be conduced in furtherance of this Agreement.

        4.6 Exiting Third Party Technology. The licenses granted herein include sublicenses to certain technology and other rights granted under Third Party Licenses, including sponsored research agreements and options for patent licenses. Each Party agrees that, to benefit under this Agreement from any such sublicense, each Party must abide by the terms and conditions or such Third Party Licenses even where the terms and conditions of the same conflict with one or more terms and conditions of this Agreement, Geron hereby represents and warrants that, except as set forth in Exhibit 1.16, Geron's Third Party Licenses are materially consistent with the grant of licenses under this Agreement. Both Parties acknowledge that Geron's Third Party Licenses contain definitions of net sales and other sales and royalty-related provisions that may be inconsistent with the definition of BMG Sales in Section 1.4. Within ninety (90) days of the Effective Date, Geron shall provide the licensors of its Third Party Licenses sublicensed hereunder the material information relating to the definition of BMG Sales and to obtain the licensors' approval thereof. BMG shall assist in this effort, if requested by Geron, as both Parties believe the definition fair and reasonable to Geron's licensors. In the event any licensor of Geron's Third Party Licenses refuses to accept the definition of BMG Sales such that the royalty owed by Geron to such licensor is increased, relative to the royalty applicable had the definition been accepted, the Parties agree to either apportion the cost of such increase between them in good faith negotiation or arbitration in accordance with Section 17.8. Otherwise, the Party who entered into a license with a Third Party shall be responsible for all payments attributable to this Agreement for such license in existence as of the Effective Date, but any expansion of the rights granted pursuant to such license after the Effective Date shall be deemed to be an acquisition of new Third Party technology and therefore subject to Section 4.7.

        4.7 New Third Party Technology. Following the Effective Date, if either Party believes that technology related to Products that is Controlled by a Third Party would be valuable or necessary to achieve the purpose of this Agreement, then that Party will inform the other Party of the nature of the technology and its relevance to Products. BMG shall determine whether a license or acquisition of such technology for use in the Field shall be sought, and BMG shall have the first right to approach and negotiate with such Third Parties regarding the terms of any such license or acquisition, including, without limitation, payments for sponsored research, provided, however, that any terms which affect Geron in any manner are subject to Geron's prior written approval. In no event does BMG have any authority, express or implied, to bind Geron in any manner with respect to any Third Party. The cost of obtaining any licenses and the payment of any fees or royalty obligations thereunder shall be borne by BMG, provided, however, that Geron shall not be sublicensed to use such technology by action of this Agreement unless such sublicense does not increase the cost of such license to BMG. BMG shall be permitted to acquire or obtain a license to any such Third Party technology at its own cost and


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without Geron's permission. To the extent such technology includes one or more patents that claim methods or materials directly relating to telomerase activity, telomere length, or the RNA or protein component of telomerase, the Parties agree to negotiate in good faith regarding the extent to which each of the Parties should bear the costs of licensing such technology. Notwithstanding
Section 4.5 or any other provision in this Agreement to the contrary, Geron shall be obligated to inform BMG of such opportunities but, after doing so in writing and providing BMG ninety (90) day period thereafter to commence negotiations, Geron shall be free to negotiate with such Third Party regarding and enter into any license or acquisition of such technology as Geron deems appropriate in its sole discretion, and such technology shall not be licensed to BMG pursuant to this Agreement unless BMG agrees to pay an agreed upon portion of any costs and royalties associated therewith for a license in the Field.

        4.8 Limitations. To the extent permitted by law, BMG shall not sell or otherwise distribute Products to any Third Party that BMG knows is using or promoting the use of Products outside the Field and agrees to join Geron in an infringement or other legal action against such a Third Party to stop such use outside the Field.

                                    ARTICLE 5
                                COMMERCIALIZATION

        5.1 Commercialization in the Territory. BMG shall use commercially reasonable effort to market and sell Products in the Territory.

        5.2 Advertising and Trademarks. BMG shall have the sole authority, at its discretion, to name Products in the Territory and to identify and advertise the Products using such trademarks as BMG shall select, own, or otherwise acquire. Product labeling will contain any appropriate notice of applicable patent protection and will include the statement "Manufactured under license from Geron Corporation." BMG represents and warrants that, at all times during the Term of this Agreement, BMG shall maintain its current ISO 9001 certification and that all Products shall meet applicable EN46001, AMG, and FDA (up to the PMA) standards. BMG agrees to place Geron's logo on at least one (1) Product for the research products market only upon Geron's request made reasonably in advance of the first sale of the Product.

        5.3 Product Marketing. BMG shall indicate in all promotional literature for Products that such are sold for cancer research in the research-use-only market or in vitro diagnostic use for cancer only, are being sold under license from Geron, and that no license for use in discovery or development of therapeutic agents that modulate telomere length or telomerase activity is conveyed and that no license for in vitro diagnostic use, for diseases or conditions other than cancer is conveyed. BMG shall provide Geron with copies of representative Product informational materials and labels at least thirty (30) days in advance of the first sale of any Product. BMG shall place Geron's name and address on its distribution and mailing lists for English-language informational materials for Products in the United States and agrees, with respect to Products for the research products market only, to adopt reasonable modifications thereto proposed by Geron for incorporation into future promotional materials.


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        5.4 Product Use. BMG shall have no obligation to ascertain how Products are used by Third Parties. If BMG knows that a Third Party is using a Product outside the Field, and to have such knowledge, the information must come to the attention of BMG management, then BMG shall notify Geron without unreasonable delay. Upon Geron's written request, BMG shall then notify such Third Party, if such Third Party is a customer or an Affiliate of BMG, in writing that such use is not licensed, and shall copy Geron on such notice, and BMG's failure to provide such notice promptly upon Geron's request shall be deemed a material breach of this Agreement.

                                    ARTICLE 6
                                  MANUFACTURING

        BMG shall use commercially reasonable effort to manufacture Products for commercial sale in the Territory. BMG agrees to manufacture Products in compliance with all applicable regulations. BMG agrees to manufacture an adequate supply of Product, to have in place adequate contingency plans in the event of reduction or loss of production capacity for any reason, and that Geron is relying on BMG's representations in this regard.

                                    ARTICLE 7
                                    ROYALTIES

        7.1 Royalties. In consideration of the license granted to BMG under
Section 4.1, BMG shall pay to Geron a royalty of [*] on BMG Sales of Products in the Territory, including, without limitation, through co-promotion by Geron pursuant to Article 10.

        7.2 Term of Royalty Payments. Royalty payments shall continue to accrue and be payable with respect to BMG Sales of Products and will automatically expire on a country-by-country and Product-by-Product basis as follows:

               (i) for a Product which a Third Party could not manufacture, use, or sell without infringing any Geron Patent or BMG Patent, upon the expiration (or revocation) of the last to expire (or be revoked) of such Geron Patent or BMG Patent;

               (ii) for a Product which a Third Party could manufacture, use, and sell without infringing any Geron Patent, [*] from its first commercial sale upon execution of this Agreement, provided, however, that the royalty on such Product shall be reduced only in the event of direct competition by a Third Party selling an equivalent product, in which case the Parties shall agree to a reduction in royalty rate, such reduced royalty rate in no event to be less than [*].

        7.3 Reporting and Payment of Royalties; Tax Withholding.

               (a) Reporting and Payment of Royalties. BMG shall deliver to Geron within forty-five (45) days after the end of each calendar quarter (31st March, 30th June, 30th September, and 31st December) a written account of quantities of Products shipped and of BMG Sales, cumulative BMG Sales, and sublicensee sales and the amount of the royalty payment due to Geron for such quarter. Such written account shall describe separately the gross sales (actual


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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invoiced) price of the Product less the agreed deductions. The responsible financial officer of BMG, BMG's independent accounting firm, or the head of BMG's internal audit committee shall certify in writing that the written account according to this Section 7.3 is correct and complete. The royalties shall be paid in United States Dollars. In the event that any royalty payment more than thirty (30) days late, BMG shall pay Geron an interest charge of three (3) months LIBOR plus three per cent (3%) on such payment.

               (b) Tax Withholding. BMG is allowed to withhold tax which may be levied on payments made to Geron as a foreign licensor. BMG shall assist Geron in applying for exemption under any applicable double-taxation agreements and shall do whatever act necessary to support such an application of Geron to the Ministry of Finance of Germany or any other authority. BMG shall act as necessary to reduce such withholdings to the greatest extent possible and to remit promptly to Geron any refunds or rebates of taxes paid by BMG on behalf of Geron. In the event BMG and Geron are unsuccessful in the application for relief of withholding taxes, BMG agrees to cooperate to the extent legally permissible to do so with Geron to arrange alternative payment procedures.

        7.4 Records of BMG Sales. BMG shall keep complete and accurate books and records in accordance with established accounting practices in sufficient detail to permit ready computation of the royalty payments required to be made under
Section 7.1 for two (2) years after termination of this Agreement. All such books and records shall be open for inspection by a chartered or certified accountant retained by Geron and acceptable to BMG. The chartered or certified accountant shall be permitted access to BMG's books and records for a reasonable period of time during normal business hours and shall confirm to Geron the amounts due and payable to Geron, the method of computation of such amounts, and any other information concerning royalties or Product sales as is reasonably necessary to verify these statements furnished by BMG as required herein. Such inspection shall not be performed more than once a year. The audit period shall be a maximum of two (2) years prior to the audit. The costs and expenses of the chartered or certified accountant shall be borne by Geron unless any such inspection discloses an underpayment of royalties of ten per cent (10%) or more of the amount of royalties actually due. In such case, BMG shall promptly pay the cost of such inspection, the underpayment, and any late payment as provided in Section 7.3.

        7.5 Foreign Exchange Control. If at any time the payment of the royalties owing by BMG to Geron under this Agreement cannot be made when due because of foreign exchange control regulations and if such payment remains unpaid for such reason for more than ninety (90) days, then, Geron, without prejudice to any other right under this Agreement, by written notice served upon BMG may elect any one of the following alternatives for handling the payment:

               (i) if the applicable currency may be converted legally to currencies other than United States Dollars for the purpose of foreign remittance, Geron may elect to receive such payment in such currency, and Geron may specify in such case the amounts payable in the foreign currency so elected, which shall be determined in accordance with the procedure in Section 7.6; or


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
               (ii) Geron may elect to defer payment, in which event the obligation of BMG shall be to make payment to Geron in United States Dollars at such future time as Geron may direct, in such case, BMG shall place such moneys in an interest bearing account upon trust for Geron, and Geron shall be entitled to receive such interest, but in this event, the late charge of Section 7.3 shall accordingly not apply to such payment.

        7.6 Currency other than United States Dollars. Should the actual invoiced price of any Product sold by BMG or an Affiliate be expressed in a currency other than United States Dollar, BMG shall determine the earned royalty payable for such Product in the respective currency which will then be converted into its equivalent in United States Dollars at the New York Foreign Exchange Selling Rate for such currency taking the average of the last five (5) business days of the calendar quarter for which payment is made, as published by the Wall Street Journal. If such rate is not published, the conversion shall be at the average selling rate for such currency for the last five (5) business days of the calendar quarter for which payment is made as published by a leading New York bank chosen by BMG and reasonably acceptable to Geron, which acceptance shall not be unreasonably withheld.

                                    ARTICLE 8
                              REIMBURSEMENT PAYMENT

        In consideration of the expenses incurred by Geron to date, BMG shall, within ten (10) business days of the Effective Date, reimburse Geron the non-refundable and non-creditable amount of Five hundred thousand United States Dollar ($500,000 USD) as payment for BMG's share of such expenses. Fifty per cent (50%) of such amount shall be attributable to expenses related to the TRAP assay, a human telomerase activity assay; twenty-five per cent (25%) of such amount shall be attributable to expenses related to human telomere length assays; twelve and one-half per cent (12.5%) of such amount shall be attributable to expenses related to human telomerase RNA component assays; and twelve and one-half per cent (12.5%) of such amount shall be attributable to expenses related to human telomerase reverse transcriptase assays.

                                    ARTICLE 9
                               MILESTONE PAYMENTS

        In consideration of the rights granted under this Agreement, BMG shall pay to Geron the following non-refundable and non-creditable payments of: [*] Such payments shall be due when the royalty reports reporting cumulative BMG Sales of the amounts set forth in this Article are due and the payments made together with the royalty payments then due as set forth in Section 7.3.


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   ARTICLE 10
                               GERON CO-PROMOTION

        BMG herewith agrees that Geron shall have the right to co-promote m the United States in vitro diagnostic Products together with BMG's Affiliate Boehringer Mannheim Corporation ("BMC"). Geron shall have an obligation to co-promote only those in vitro diagnostic Products that Geron at its sole discretion elects to co-promote, and Geron's sole consideration for such Co-promotion shall be [*]. Geron's right to co-promote Products shall be subject to an agreement entered into between Geron and BMG, which agreement shall be negotiated in good faith contemporaneously with the first clinical trials for a Product in the U.S. and generally in the form set forth in Exhibit 10.

                                   ARTICLE 11
                                 CONFIDENTIALITY

        11.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, a Party that receives Confidential Information of the other Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than the purpose provided in this Agreement such Confidential Information. In any event where one Party believes that information received from the other Party is not Confidential Information, then the Party desiring to disclose information believed to be Confidential Information by the other Party shall first inform the other Party of the intended disclosure to provide that Party a reasonable opportunity to object and to prevent unauthorized disclosure of Confidential Information.

        11.2 Authorized Disclosure. Each Party may disclose the other's Confidential Information to the extent such disclosure is reasonably required in filing or prosecuting patent application, prosecuting or defending litigation against Third Parties, complying with applicable governmental regulations, or conducting preclinical or clinical trials, provided that if a Party intends to make any such disclosure of the other Party's Confidential Information, that Party will give reasonable notice to the other Party of such disclosure requirement and, except to the extent unavailable in the case of patent applications, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed. Each Party may also disclose Confidential Information to Third Parties, including sublicensees, who have agreed to collaborate on the research, development, marketing, and sale of Products, provided that such Third Parties agree in writing to restrictions substantially similar to the use of disclosure of Confidential Information set forth herein and that the Party making such disclosure shall give notice to the other Party of such disclosures.

                                   ARTICLE 12
              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

        12.1 Ownership of Inventions. Geron shall promptly inform BMG by written notice to patent counsel designated in writing by BMG, of all inventions in the Field that are conceived, made, or developed by employees or consultants of Geron, solely or jointly with employees or



* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

consultants of BMG. BMG shall promptly inform Geron, by written notice to patent counsel designated in writing by Geron, of all inventions in the Field that are conceived, made, or developed by employees or consultants of BMG, solely or jointly with employees or consultants of Geron. Inventions shall be owned as follows:

               (i) Such inventions shall be owned by BMG if invented solely by employees or consultants of BMG who have agreed to assign such inventions to BMG. All patent applications and patents disclosing or claiming such inventions shall be BMG Patents. In the United Stales only, to the extent a continuation-in-part application is filed on a BMG Patent for an invention described in subsection (iii) below, Geron hereby assigns its entire right, title and interest in any such continuation-in-part application to BMG, and BMG hereby grants to Geron, subject to the terms of this Agreement, a perpetual, worldwide, non-exclusive, transferable, royalty free, fully paid-up license to use such Patents for any purpose. Such license shall continue notwithstanding termination or expiration of this Agreement.

               (ii) Such inventions shall be owned by Geron if invented solely by employees or consultants of Geron who have agreed to assign such inventions to Geron. All patent applications and patents disclosing or claiming such inventions shall be Geron Patents. In the United States only, to the extent a continuation-in-part application is filed on a Geron Patent for an invention described in subsection (iii) below, BMG hereby assigns its entire right, title and interest in any such continuation-in-part application to Geron, and Geron hereby grants to BMG, subject to the terms of this Agreement, perpetual worldwide, non-exclusive, transferable, royalty free, fully paid-up license to use such Patents for any purpose. Such license shall continue notwithstanding termination or expiration of this Agreement.

               (iii) Such invention shall be owned jointly by BMG and Geron if invented jointly by or on behalf of employees or consultants of BMG and Geron. Such persons shall agree to assign such inventions to BMG and Geron, as provided in subsection (i) and (ii) of this Section 12.1. Patent applications and patents claiming such jointly invented inventions shall be Joint Patents.

        12.2 Patent Strategy. Subject to the provisions of this Article 12, the Parties will cooperate in the development and execution of a patent strategy that maximizes patent protection of Products throughout the Territory and minimizes patent expenses. With respect to Joint Patents in particular, Geron and BMG shall decide by mutual written agreement on a case-by-case basis the Party with primary responsibility for Joint Patent filings, prosecution, and maintenance.

        12.3 BMG Responsibility for Patent Filings. BMG will have sole discretion to file, prosecute, and maintain BMG Patents to claim commercially relevant discoveries and inventions in the Field throughout the world. BMG will confer with Geron, and make reasonable effort to adopt Geron's suggestions regarding the prosecution of such Patents. Notwithstanding the foregoing, BMG shall have the right to take such actions as are reasonably necessary to preserve its rights under BMG Patents throughout the world. After filing and after issuing a Patent in the

Field, BMG will provide Geron a copy of any such filing and issued Patent, including an English translation thereof, if available.

        12.4 Geron Responsibility for Patent Filings. Geron will have sole discretion to file, prosecute, and maintain Geron Patent to claim commercially relevant discoveries and inventions in the Field throughout the world. Geron will confer with BMG, and make reasonable effort to adopt BMG's suggestions regarding the prosecution of such Patents. If BMG desires Geron to file, prosecute, or maintain a Geron Patent disclosing or claiming a Product or its manufacture or use, then BMG shall pay all expenses relating to filing, prosecuting, or maintaining such Geron Patent. Notwithstanding the foregoing, Geron shall have the right to take such actions as are reasonably necessary to preserve its rights under Geron Patents throughout the world. After filing and after issuing such a Patent in the Field, Geron will provide BMG a copy of any such filing and issued Patent, including an English translation thereof, if available.

        12.5 Enforcement and Defense Rights. BMG shall have the right to institute, prosecute, and control any action or proceeding with respect to a BMG Patent. Geron shall have the right to institute, prosecute, and control any action or proceeding with respect to a Geron Patent. The Parties shall jointly have the right to institute, prosecute, and control any action or proceeding with respect to a Joint Patent. The Party not controlling such action or proceeding shall have the right to participate in such action or proceeding at its own expense and also agrees, subject to its costs being reimbursed by the other Party, to cooperate in such action as may be reasonably requested by the Party controlling such action or proceeding, including, without limitation, being named as a Party in such action or proceeding. Subject to Section 12.8, in each case relating to infringement or defense of BMG Patents within the Field, BMG shall bear the costs of such patent enforcement or defense and, after payment of the litigation expenses of Geron incurred at BMG's request and a royalty consistent with Section 7.1 for any award due to lost sales, if any, retain for its own account any amounts recovered from Third Parties. Subject to
Section 12.8, in each case relating to infringement or defense of Geron Patents, Geron shall bear the costs of patent enforcement or defense and, after payment of the litigation expenses of BMG incurred at Geron's request, if any, retain for its own account any amounts recovered from Third Parties.

        12.6 Patent Costs. Patent Costs for BMG Parents shall be borne solely by BMG. Patent Costs for Geron Patents shall be borne solely by Geron. Patent Costs for Joint Patents shall be borne jointly, on a fifty:fifty (50:50) basis by the Parties. In the event Geron does not want to file, prosecute, or maintain a Geron Patent or Joint Patent due to cost considerations, then BMG shall have the right to request that such Geron Patent be filed, prosecuted, or maintained, and BMG shall pay the Patent Costs associated therewith and shall have the right to control such filing, prosecution, or maintenance at its sole discretion thereafter.

        12.7 Infringement of Third Party Patents. If any Third Party asserts a claim of patent infringement against BMG or Geron on account of either BMG's or Geron's use, manufacture, or sale of Products in the Territory, the Party receiving such notice shall promptly notify the other of the existence and details of such claim. The Parties agree to operate with one another the defense against any such claims, and BMG agrees to bear the cost of such defense of such claim.

        12.8 Back-up Rights. Should Geron determine not to enforce or defend a Geron Patent or Joint Patent in the Field, it will timely grant any necessary authority it may legally grant to BMG to enforce and defend such Patent in the name of Geron in the Field only, all at the expense of BMG. Should BMG determine not to enforce or defend a BMG Patent or Joint Patent in the Field, it will timely grant any necessary authority it may legally grant to Geron to enforce and defend such Patent in the name of Geron in the Field only, all at the expense of Geron.

        12.9 Assignment. Neither Party may assign its rights under any Joint Patent except with the prior written consent of the other Party, provided, however, that either Party may assign such rights without consent to an Affiliate or to a permitted assignee under Section 17.1 assigned the entire right, title, and interest to this Agreement of that Party.

                                   ARTICLE 13
                         REPRESENTATIONS AND WARRANTIES

        Each of the Parties hereby represents and warrants that this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms and that the execution, delivery, and performance of the Agreement by such Party is not known by such Party to conflict with any agreement, instrument, or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it. Each of the Parties hereby represents and warrants that, except as set forth in the Geron's Third Party Licenses, each of the Parties to this Agreement has not, and during the term of the Agreement will not grant any rights to any Third Party relating to its respective Technology in the Field which would abrogate the rights granted to the other Party hereunder. BMG further represents and warrants that it is not required to obtain the Agreement and consent of Hoffman LaRoche to enter into this Agreement.

                                   ARTICLE 14
               PUBLICITY, INFORMATION, MATERIALS, AND PUBLICATIONS

        14.1 Sharing of Information and Materials. Each of the Parties will exchange verbal or written reports presenting a meaningful summary of its respective activities, including research and development activities in the Field under this Agreement, on an informal basis so as so keep the other Party reasonably informed in a timely manner of its activities in the Field. Each Party will provide the other with reasonable amounts of any materials Controlled by that Party for use in accordance with this Agreement, provided, however, that the receiving Party shall pay the reasonable expenses associated with any such transfer. Each Party will provide the other with data materials, or other Information regarding any or all work carried out in the course of performance of this Agreement as reasonably requested by the other Party.

        14.2 Publicity Review. The Parties agree that the public announcement of the execution of the Agreement shall be in the form of a press release to be agreed upon by the Parties. Thereafter, Geron and BMG will jointly discuss and agree on any statement to the public regarding this Agreement or any aspect of this Agreement, subject in each case to the rights of either Party to disclose Information required to be disclosed by law or regulation, including, without limitation, disclosure required by (i) order of a court, (ii) United States or German securities law filings in connection with public offerings, material events, or periodic reporting requirements, or (iii) prosecution of patent applications. In such event, the disclosing Party shall promptly notify the other Party of such disclosure before or as soon as practical after the disclosure. Geron and BMG agree that all such statements to the public shall be accurate, consistent with requirements for confidentiality under Article 11, designed to limit the advantage a competitor of Geron or BMG may gain from any such disclosure, in compliance with the requirements of disclosure under any applicable securities laws or associated with periodic supporting requirements, and consistent with the standards and customs in the diagnostics industry for such disclosures by companies comparable to Geron and BMG. The terms of this Agreement may also be disclosed to Third Parties without the consent of the other Party, so long as such disclosure is made under an obligation of confidentiality.

                                   ARTICLE 15
                              TERM AND TERMINATION

        15.1 Term. This Agreement shall commence as of the Effective Date and, unless terminated earlier in whole or in party by action under another Section of the Article, shall continue in effect until the later of (i) the last to expire, on a country-by-country basis, Geron Patent or BMG Patent, or (ii) termination of all royalty obligations under Article 7. Upon termination of this Agreement pursuant to this Section 15.1, the licenses granted in Article 4 shall terminate, and each Party shall be free to use the other Party's Knowhow without any restriction other than the obligations of confidentiality provided by the Agreement and without the payment of royalties and, in the event such payments have not been accrued prior to such termination, without the payment of any payments under Article 9.

        15.2 Termination for Breach. If either Party materially breaches this Agreement at any time, which breach is not cured within ninety (90) days of knowledge of the breach, the nonbreaching Party may elect to terminate this Agreement. Upon such election to terminate, the breaching Party's license to make, have made, use, sell, and have sold Products under the non-breaching Party's Technology shall terminate, and the breaching Party shall grant the nonbreaching Party an exclusive, royalty-bearing license to Patents Controlled by the breaching Party, such royalty to be determined by good faith negotiation or by arbitration under Section 17.8, provided the non-breaching Party agrees to assume the breaching Party's obligation under Third Party Licenses.

        15.3 Termination for Bankruptcy. Either Party may terminate this Agreement if the other Party makes an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such Party, or has a receiver or trustee appointed for all or substantially all of its property, provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within one hundred eighty (180) days after the filing thereof. Subject to applicable bankruptcy laws, all rights and licenses granted pursuant to this Agreement shall terminate upon receipt of the notice required by this
Section 15.3.

        15.4 Termination for Lack of Development.

               (a) Milestone Not Met. If BMG or its sublicensee, if applicable, is unable to achieve a milestone in the period specified in the Development Plan, as attached hereto as Exhibit 1.10 or is modified by the R&D steering committee in accordance with Section 3.1, with respect to one or more Products, then BMG's license under Section 4. l shall be rendered non-exclusive throughout the Territory with respect to such Product and categories of Products for which such milestone is not achieved; provided, however, that (i) BMG shall not suffer loss of exclusivity pursuant to this Section 15.4(a) due to the breach of any sublicense agreement hereunder by the sublicensee; and (ii) BMG shall have the right to cure and regain exclusivity by achieving the milestone specified prior to Geron's granting a Third Party a non-exclusive license. In the event BMG is unable to achieve such milestone within nine (9) months of the date on which the milestone was to be achieved in accordance with the Development Plan, then BMG's non-exclusive license with respect to such Product and categories of Products shall terminate in accordance with Section 15.4(b).

               (b) BMG Determines Not to Develop. If BMG makes a final determination not to develop a Product or serve a market or Territory in accordance with the Development Plan, then BMG must inform Geron thereof in writing within thirty (30) days of such determination, and upon such notification, BMG's license under Section 4.1 shall be terminated with respect to such Product, market, or territory, and Geron shall be granted a royalty-bearing, non-exclusive license, the terms of which shall be commercially reasonable as mutually agreed upon by the Parties or as determined by binding arbitration pursuant to Section 17.8, under BMG's Patents to develop, make, use, have made, sell, and have sold such Product, with rights to sublicense Third Parties only with BMG's permission, which shall not be unreasonably withheld. If such notification is not timely made, then Geron shall have the right to terminate this Agreement; otherwise, the Parties agree that, if this Agreement or any portion of the licenses granted hereunder is terminated pursuant to
Section 15.4, such termination shall not be deemed to be a termination for breach, and Geron shall not be entitled to seek to recover any damages arising from such termination.

        15.5 Surviving Rights. The obligations and rights of the Parties under Articles 11, 15, and 16 of this Agreement will survive termination.

        15.6 Accrued Rights, Surviving Obligations. Termination, relinquishment, or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment, or expiration, including damages arising from any breach hereunder. Such termination, relinquishment, or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination, relinquishment, or expiration of the Agreement. Notwithstanding the foregoing, and for the avoidance of doubt, the Parties agree that if this Agreement or any portion of the licenses granted hereunder are terminated pursuant to Section 15.4, such termination shall not be deemed to be a termination for breach, and Geron shall not be entitled to seek recovery of any damages arising from such termination.

                                   ARTICLE 16
                  INDEMNIFICATION, DISCLAIMERS, AND LIMITATIONS

        16.1 Indemnification. BMG shall indemnify and hold Geron and its offices, directors, and shareholders harmless from and against any or all liability, damage, loss, cost (including reasonable attorneys' fees), and expense resulting from any claim of bodily injury, property damage, or patent infringement: (a) relating to the development, manufacture, use, distribution, or sale of any Product in the Territory, or (b) due to the gross negligence or willful misconduct of BMG or its employees or agent. Geron shall identify and hold BMG and its officers, directors, and shareholders harmless from and against any or all liability, damage, loss, cost (including reasonable attorneys' fees), and expense resulting from any claim of bodily injury or property damage due to the gross negligence or willful misconduct of Geron or its employees or agents.

        16.2 Limited Liability. OTHER THAN WITH RESPECT TO ARTICLE 11 AND
SECTION 16.1. NEITHER GERON NOR BMG WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR (i) ANY INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES; OR (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, OR SERVICES. NEITHER GERON NOR BMG SHALL HAVE ANY LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND THEIR RESPECTIVE REASONABLE CONTROL.

        16.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS, OR OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT WITH RESPECT TO ALL OF THE FOREGOING.

                                   ARTICLE 17
                                  MISCELLANEOUS

        17.1 Assignment to Non-Affiliates; Sale or Merger. Either Party may assign its rights or obligations under this Agreement or its ownership interest in jointly owned Joint Patents to an Affiliate or a Third Party only as provided in Sections 4.4 and 12.9 or in connection with the sale of all or substantially all of the assigning Party's business related to this Agreement. This Agreement shall survive any merger of either Party with or into a Third Party.

        17.2 Third Party Obligations. All of the obligations, rights, and licenses granted pursuant to this Agreement are subject to each respective Parties' ability to grant such obligations, rights, or licenses under applicable Third Party Licenses in existence is of the Effective Date. Each Party represents that it has disclosed to the other any such Third Party Licenses.

        17.3 Retained Rights. Except as expressly set forth in this Agreement, nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development and market products outside the Field using its own Technology; however, no license to use the other Party's Technology to do so is granted herein by implication.

        17.4 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damage or losses on account of failure of performance, if the failure is occasioned by mandated government action, war, fire, earthquake, explosion, flood, embargo, act of God, or any other similar failure beyond the control of a Party, provided that the Party claiming such force majeure has exerted all reasonable efforts to avoid or remedy the failure resulting from such force majeure and that such failure is remedied within one
(1) year of its occurrence.

        17.5 Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

        17.6 No Trademark Rights. Except as otherwise expressly provided herein, no implied right is granted by the Agreement to use in any manner the name "Geron" or "Boehringer Mannheim GmbH" or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

        17.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof);

               If to Geron, addressed to:

               Geron Corporation
               230 Constitution Drive
               Menlo Park. CA  94025
               Attention:  Vice-President, Licensing
               Telephone:  415-473-7700
               Facsimile:  415-473-7750

               If to BMG, addressed to:

               Boehringer Mannheim, GmbH
               Sandhofer StraBe 116
               D-68305 Mannheim, Germany
               Attention: Senior Director/Legal Counsel, Laboratory Diagnostics
               Telephone: 49-621-759-6540
               Facsimile: 49-621-759-6242

        17.8 Governing Law; Arbitration. This Agreement shall be governed by the laws of the State of Indiana of the United States, as such laws are applied to agreements and contracts entered into and to be performed within such state notwithstanding the provisions governing conflict of laws wider such laws to the contrary. NEITHER THIS AGREEMENT NOR ANY SALE OF PRODUCTS PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED BY THE 1980 UN CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS. Subject to pre-arbitration negotiation pursuant to Section 3.1 above, any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in New York, in the State of New York of the United States, under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by three arbitrator appointed in accordance with this Section 17.8 and those Rules. Each Party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply Indiana law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, to compel arbitration in accordance with this Section 17.8, or to resolve any disputes primarily relating to patent matters (including without limitation matters relating to the validity, scope, or ownership of patents), without breach of this arbitration provisions.

        17.9 Waiver. All waivers must be in writing signed by authorized representatives of both Parties. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or a failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same or of any other of such Party's rights or remedies provided in this Agreement.

        17.10 Severability. If any terms, covenant, or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant, or condition to Parties or circumstances other than those as to which it is held invalid or unforseeable shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate for a period of ninety (90) days after such term, covenant, or condition is held to be invalid or unenforceable, any such term, covenant, or condition or application thereof in good faith to provide a reasonably acceptable alternative to the term, covenant, or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purpose of this Agreement is to be effectuated.

        17.11 Entire Agreement. This Agreement sets forth all the agreements, conditions, covenants, promises, representations, understandings, and warranties between the Parties hereto and supersedes and terminates all prior agreements, conditions, covenants, promises, representations, understandings, and warranties, including that certain License and Marketing Agreement between the Parties having an effective date of 21 March 1996, other than those pertaining to Confidential Information, between the Parties. There are no agreements, conditions, covenants, promises, representations, understandings, and warranties, either oral or written, between the Parties relevant to the subject matter hereof other than as set forth herein.

No subsequent alteration, amendment, change, or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

        IN WITNESS WHEREOF, the Parties have executed this License and Commercial Development and Marketing Agreement in duplicate originals by their officers as of the date and year shown below.

Geron Corporation                           Boehringer Mannheim GmbH


/s/  David Greenwood                         /s/  Mannfred Baier
-------------------------------             -----------------------------------
Signature                                   Signature

Name   Mr. David Greenwood                  Name    Dr. Mannfred Baier
    --------------------------------------      -------------------------------

Title:   Chief Financial Officer &          Title: Member of the Board of BMG
         President, Business Development

Date:   18 December 1997                    Date   12/19/97
       -----------------------------------        ------------


                                       /s/  Peter Homberg
                                       -------------------------------
                                       Signature
                                       Name:   Mr. Peter Homberg
                                       Title:  Senior Director, Legal Counsel
                                       Date:   12/19/97

                                  EXHIBIT 1.16
                          GERON'S THIRD PARTY LICENSES

[*]





* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*]



* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  EXHIBIT 1.16
                          GERON'S THIRD PARTY LICENSES

[*]

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   EXHIBIT 1.4
                                    BMG SALES

        To illustrate the calculation of "BMG Sales" as defined in Section 1.4, the following examples have been developed:

        1.4 "BMG Sales" means the following:

            [*]




* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*]

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*]

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   EXHIBIT 1.3
                                   BMG PATENTS

[*]

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  EXHIBIT 1.10
                                DEVELOPMENT PLAN

[*]

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*]


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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
                                   EXHIBIT 10
                               GERON CO-PROMOTION

        10.1 Co-Promotion Agreement. The Co-Promotion Agreement shall provide that Geron may promote in vitro diagnostic Products only directly to the ordering physician in conjunction with Geron's promotion of a telomerase inhibitor or other therapeutic product relating to telomere length or telomerase. Geron shall not promote Products directly to any laboratory. Geron shall have an obligation to co-promote only those in vitro diagnostic Products that Geron at its sole discretion elects to co-promote, and Geron's sole consideration for such co-promotion shall be [*].

        10.2 Direct Sales Forces. The Parties shall co-promote Products in the United States using their own direct sales forces and a centrally coordinated marketing approach developed by BMC or BMG. The Products shall be sold with identical packaging and promotional materials as determined in accordance with
Article 5.

        10.3 Manufacturing, Distribution, and Pricing. BMC or BMG will be solely responsible for manufacturing, physically distributing, shipping, invoicing, booking sales, handling returns and recalls, and customer service related functions for all Products. BMC or BMG shall also be solely responsible for determining the actual invoiced price and all pricing related strategies.

        10.4 Training Program. BMC or BMG shall provide the same promotional materials to Geron as are available to BMC or BMG sales personnel and shall inform Geron of promotional activities as it would inform its own sales force, provided, however, that nothing in this Exhibit or the Agreement shall be construed as requiring that BMC or BMG reveal any strategic, pricing, or other confidential information. In addition, BMC or BMG shall make available, once per year, by video conference or in person, direct training to Geron upon request, to enable Geron to promote the Products to the ordering physician correctly. While BMC or BMG will be responsible for such training, Geron shall pay all costs and expenses, including travel expenses and/or video conference expenses, for BMC's or BMG's trainer in addition to expenses for Geron sales representatives.

        10.5 Promotion and Sales. Each Party shall maintain its own direct sales force of suitably qualified and trained professional representatives. Such representatives shall be employees or independent contractors of such Party. Neither Party shall have any authority or responsibility for the hiring, firing, compensation, or employee benefits of the other Party's sales force personnel. Each Party shall pay all costs and expenses required to maintain its own sales force, including salaries, bonuses, benefits, car allowances, and travel expenses. BMC or BMG shall establish a marketing and promotional plan each year which shall include the general promotional activities planned for such year. BMC or BMG shall provide the Geron representatives with the same support and assistance it provides its own representatives detailing and promoting the Products.

        10.6 Detailing Effort. Geron shall detail, in face-to-face meetings with the individual physicians, the Products using its qualified direct sales force personnel. Geron shall allow


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

BMC's or BMG's sales management personnel from time to time to accompany its sales representatives on detail calls to monitor performance and facilitate training.

        10.7 Co-Promotion Compensation. [*]

        10.8 Other Terms. BMC or BMG shall grant Geron such rights under BMC's or BMG's trademarks for the Products as shall be necessary to perform co-promotion activities authorized by this Agreement. If required by United States law, BMC or BMG shall grant such rights under its registrations as may be required for Geron to conduct its co-promotional activities.



* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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
                                  Exhibit 1.14
                                  Geron Patents

[*]

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*]

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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
[*]

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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